EXHIBIT 99.2

STEEL MEDIA

CONDENSED BALANCE SHEET

SEPTEMBER 30, 2014

(Unaudited)

September 30,
2014
(Restated)
Assets

Current assets:
Cash and cash equivalents	$1,277,476
Accounts receivable, net of allowance for doubtful accounts of $50,260	2,751,020
Prepaid expenses	1,853
Other current assets	20,000

Total current assets	4,050,349

Property and equipment, net of accumulated depreciation of $9,894	8,245

Total assets	$4,058,594

Liabilities and stockholder's equity

Current liabilities:
Accounts payable and accrued expenses	$3,176,038

Total current liabilities	3,176,038

Stockholder's equity

Common stock	100
Retained earnings	882,456

Total stockholder's equity	882,556

Total liabilities and stockholder's equity	$4,058,594

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEEL MEDIA

CONDENSED INCOME STATEMENTS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(Unaudited)

	Nine Months ended September 30,
	2014	2013
	(Restated)	(Restated)

Revenues	$6,522,225	$5,342,714
Cost of revenue	2,222,236	1,062,308

Gross profit	4,299,989	4,280,406

Operating expense	3,744,565	4,409,057

Income (loss) from operations	555,424	(128,651)

Interest income (expense)	-	-

Income (loss) before provision for income taxes	555,424	(128,651)

Provision for income taxes	-	-

Net income (loss)	$555,424	$(128,651)

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEEL MEDIA

  CONDENSED STATEMENTS OF STOCKHOLDER'S EQUITY

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(Unaudited)

	Common Stock		Retained	Stockholder's
	Shares	Amount	Earnings	Equity
			(Restated)	(Restated)
Balance, December 31, 2012	100,000	$100	$900,408	$900,508

Net loss	-	-	(128,651)	(128,651)

Balance, September 30, 2013	100,000	$100	$771,757	$771,857

Balance, December 31, 2013	100,000	$100	$1,027,032	$1,027,132

Net income	-	-	555,424	555,424

Distribution to stockholder	-	-	(700,000)	(700,000)

Balance, September 30, 2014	100,000	$100	$882,456	$882,556

The accompanying notes are an integral part of these unaudited condensed financial statements.

STEEL MEDIA

 CONDENSED STATEMENTS OF CASH FLOWS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(Unaudited)

	Nine Month Periods Ended September 30,
	2014	2013
	(Restated)	(Restated)
Cash flows from operating activities:
Net income (loss)	$555,424	$(128,651)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,139	2,418
Changes in operating assets and liabilities:
Accounts receivable	(1,021,963)	(1,438,673)
Prepaid expenses	4,708	-
Other current assets	(20,000)	-
Accounts payable and accrued expenses	1,786,882	1,460,175
Deferred revenue	(43,116)	(30,798)

Cash provided by (used in) by operating activities	1,266,074	(135,529)

Cash flows from investing activities:
Purchase of equipment	(3,969)	(5,097)

Cash used in investing activities	(3,969)	(5,097)

Cash provided by financing activities:
Distribution to stockholder	(700,000)	-

Cash used in financing activities	(700,000)	-

Net increase (decrease) in cash	562,105	(140,626)
Cash, beginning of period	715,371	659,574
Cash, end of period	$1,277,476	$518,948

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

STEEL MEDIA

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies.

Organization and Nature of Operations

Steel Media (the "Company"), a California S corporation headquartered in New York, New York, provides Online Display, Mobile, Online Video and Email ad inventory to both brands and ad agencies. Clients can orchestrate targeted and integrated digital campaigns. The Company also offers a database marketing capability that provides clients the ability to target certain populations via email. The Company works to optimize online display and video campaigns, providing brands and ad agencies the power to deploy, manage, and measure all digital advertising campaigns in one place.

Basis of Presentation

The accompanying condensed financial statements are unaudited. The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

These interim financial statements as of and for the nine months ended September 30, 2014 and 2013 are unaudited; however, in the opinion of management, such statements include all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows of the Company for the periods presented. The results for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or for any future period. All references to September 30, 2014 and 2013 in these footnotes are unaudited.

These unaudited condensed financial statements should be read in conjunction with our audited financial statements and the notes thereto for the year ended December 31, 2013, included in the Social Reality, Inc. current report on Form 8-K/A filed with the SEC on January 13, 2015, which includes these interim financial statements.

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue by providing online display, mobile, online video and email advertising to advertising agencies and to brands directly. Clients contract with the Company by way of an Insertion Order ("I.O.") which stipulates the type of advertising, quantity, flight dates, and ad sizes. Once an I.O. is signed by the client, the Company then secures the advertising space and prepares the ads (also called "tags"). Next, the Company works with third party ad servers and reporting platforms to set up reporting and billing information, test creative tags, launch the campaign and monitor campaign delivery and performance.

STEEL MEDIA

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies. (Continued)

The Company recognizes revenue when all of the following criteria are met:

•

Persuasive evidence of an arrangement exists

•

Delivery or performance has occurred

•

The fee is fixed or determinable; and

•

Collectability is reasonably assured

Revenue is generated under sales agreements with multiple elements in conjunction with the following platforms: 1) Online Display, 2) Email, 3) Video, and 4) Mobile. The Company also offers creative services to assist customers in building and managing apps and websites. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered items have standalone value and delivery of the undelivered element is probable and within the Company's control. The Company has determined that services do not have standalone value and are, therefore, treated as one unit of accounting. The Company recognizes revenues over the campaign period.

Gross versus net revenue recognition In the normal course of business, the Company acts as or uses an intermediary or agent in executing transactions with third parties. The determination of whether revenue should be reported gross or net is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance for principal-agent considerations and the Company places the most weight on whether or not the Company is the primary obligor in the arrangement.

The Company is considered the primary obligor to its clients. It separately negotiates each sales or unit pricing contract, assumes the credit risk for amounts invoiced to its customers, and has discretion in the advertiser selection. Therefore, it recognizes revenue on a gross basis.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 2 – Restatement

As described in Note 3, on October 30, 2014, Social Reality, Inc., a Delaware corporation ("Social Reality"), acquired 100% of the capital stock of Steel Media from Mr. Richard Steel. On February 18, 2015 the Board of Directors of Social Reality determined that the unaudited balance sheet at September 30, 2014 and the unaudited condensed statements of operations, stockholder's equity and cash flows for the nine months ended September 30, 2014 and 2013 (collectively, the "Steel Unaudited Financials") should no longer be relied upon.  The Steel Unaudited Financials were filed as Exhibit 99.2 to the Current Report on Form 8-K/A filed by Social Reality on January 13, 2015 with the Securities and Exchange Commission following its acquisition of Steel Media on October 30, 2014.

In reviewing the accounting practices of Steel Media subsequent to the closing of the acquisition Social Reality determined that the Steel Unaudited Financials contain errors related to the accounting for commissions paid to Steel Media employees, which resulted in liabilities and related compensation expense being overstated or understated for the above referenced periods, along with other adjustments.

Accordingly, the balance sheet at September 30, 2014 and the statements of operations and stockholders’ equity for the nine month periods ended September 30, 2013 and 2014 have been restated to correct the accounting errors related to the commission accrual and other adjustments.

STEEL MEDIA

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2014 AND 2013
(Unaudited)

Note 2 – Restatement (Continued)

The effect of correcting these accounting errors on the balance sheet at September 30, 2014 and the statement of operations for the nine month periods ended September 30, 2013 and 2014 are shown in the table below.  The effect on the statement of stockholders’ equity for the nine month periods ended September 30, 2013 and 2014 is reflected in the changes to net income (loss).  These errors had no net effect on the statement of cash flows for the nine month periods ended September 30, 2013 and 2014.

		September 30, 2013
	As Filed	Adjustment to Restate	As Restated

Statement of operations data
Revenue	$5,342,777	$(63)	$5,342,714
Gross profit	$4,280,469	$(63)	$4,280,406
Operating expenses	$4,172,597	$236,460	$4,409,057
Income (loss) from operations	$107,872	$(236,523)	$(128,651)
Income (loss) before provision for income taxes	$107,872	$(236,523)	$(128,651)
Net income (loss)	$107,872	$(236,523)	$(128,651)

		September 30, 2014
	As Filed	Adjustment to Restate	As Restated

Balance sheet data
Assets
Accounts receivable	$2,786,442	$(35,422)	$2,751,020
Current assets	$4,085,771	$(35,422)	$4,050,349
Total assets	$4,094,016	$(35,422)	$4,058,594

Liabilities and stockholder's equity
Accounts payable and accrued expenses	$2,877,400	$298,638	$3,176,038
Total current liabilities	$2,877,400	$298,638	$3,176,038
Retained earnings	$1,216,516	$(334,060)	$882,456
Total stockholder's equity	$1,216,616	$(334,060)	$882,556
Total liabilities and stockholder's equity	$4,094,016	$(35,422)	$4,058,594

Statement of operations data
Revenue	$6,530,065	$(7,840)	$6,522,225
Cost of revenue	$2,291,785	$(69,549)	$2,222,236
Gross profit	$4,238,280	$61,709	$4,299,989
Operating expenses	$3,766,551	$(21,986)	$3,744,565
Income (loss) from operations	$471,729	$83,695	$555,424
Income (loss) before provision for income taxes	$471,729	$83,695	$555,424
Net income (loss)	$471,729	$83,695	$555,424

Note 3 – Subsequent Events

On October 30, 2014, all of our common stock was acquired by Social Reality, a publicly traded corporation. At that time we became a wholly owned subsidiary of Social Reality.